Exhibit 99.1

EXHIBIT A

JOINT FILING AGREEMENT

We, the undersigned, hereby express our agreement that the attached Schedule 13G (or any amendments thereto) relating to the Common Stock of Wag! Group Co. is filed on behalf of each of us.

Dated: August 19, 2022

SherpaVentures Fund II, LP

By:	SherpaVentures Fund II GP, LLC
its	General Partner

By:	/s/ Scott Stanford
Name: Scott Stanford
Title: Managing Member

SherpaVentures Fund II GP, LLC

By:	/s/ Scott Stanford
Name: Scott Stanford
Title: Managing Member

/s/ Scott Stanford
Scott Stanford